UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) September 7, 2010 (September 2, 2010)

SOLAR CAPITAL LTD.
(Exact Name of Registrant as Specified in Charter)

Maryland	814-00754	26-1381340
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Park Avenue, 5th Floor, New York, NY	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 993-1670

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On September 2, 2010, Solar Capital Ltd. (the “Company”) entered into a $35 million Senior Secured Term Loan (“the Term Loan”) with ING Capital LLC as administrative agent and lender. The Term Loan, which expires in September 2013, bears interest at a rate of LIBOR plus 3.25% per annum and has terms substantially similar to the Company’s existing revolving credit facility.  The Term Loan contains certain customary affirmative and negative covenants and events of default.  In addition, the Term Loan contains certain financial covenants that, among other things, require the Company to maintain a minimum shareholder’s equity and a minimum debt to total assets ratio.

The above description of the Term Loan  does not purport to be a complete statement of the parties’ rights and obligations under the Term Loan, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

To the extent applicable, the contents of Item 1.01 above are incorporated into this Item 2.03 by this reference.

Item 7.01. Regulation FD Disclosure.

On September 7, 2010, the Company issued a press release announcing the Company’s entry into the Term Loan, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

 (a)          Not Applicable
 (b)          Not Applicable
 (c)          Not Applicable
 (d)          Exhibits:

Exhibit Number	Description

10.1	Form of Senior Secured Term Loan Agreement
99.1	Press Release, dated as of September 7, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLAR CAPITAL LTD.

Date: September 7, 2010

By:	/s/ Nicholas Radesca
Name:	Nicholas Radesca
Title:	Chief Financial Officer